As filed with the U.S. Securities and Exchange Commission on June 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ARENA GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0232575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Vesey Street, 24th Floor

New York, New York 10281

(Address of Principal Executive Offices)(Zip Code)

2016 Stock Incentive Plan

2019 Equity Incentive Plan

2022 Equity Incentive Plan

Restricted Stock Awards

Stock Option Awards

(Full title of the plan)

Ross Levinsohn

Chief Executive Officer

The Arena Group Holdings, Inc.

200 Vesey Street

24th Floor

New York, New York 10281

(Name and address of agent for service)

(212) 321-5002

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Berg, Esq. Baker & Hostetler LLP 11601 Wilshire Boulevard, Suite 1400 Los Angeles, California 90025 (310) 442-8850	Alissa K. Lugo, Esq. Baker & Hostetler LLP 200 South Orange Avenue, Suite 2300 Orlando, Florida 32801 (407) 649-4015	Julie R. Fenster, Esq. General Counsel The Arena Group Holdings, Inc. 200 Vesey Street, 24th Floor New York, New York 10281 (212) 321-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

The Arena Group Holdings, Inc. (the “Company” or the “Registrant”) has filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the following shares of common stock, par value of $0.01 per share (the “Common Stock”), of the Company:

(1)	308,076 shares of Common Stock issuable upon the exercise of stock options granted under the 2016 Stock Incentive Plan, as amended (the “2016 Plan” and the options, the “2016 Plan Options”);

(2)	5,306,725 shares of Common Stock issuable upon the exercise of stock options granted under the 2019 Equity Incentive Plan, as amended (the “2019 Plan” and the options, the “2019 Plan Options”);

(3)	138,644 shares of Common Stock issuable upon the exercise of stock options granted to certain employees pursuant to option agreements (collectively, the “Option Agreements”) outside of the 2016 Plan and the 2019 Plan (collectively, the “Outside Plans”);

(4)	the offer and sale of up to 1,800,000 shares of Common Stock available for issuance under the 2022 Equity Incentive Plan (the “2022 Plan” and, together with the 2016 Plan, the 2019 Plan, and the Outside Plans, the “Plans”); and

(5)	the reoffer and resale of 7,779,612 shares of Common Stock (the “Reoffer Prospectus Shares”), which includes shares previously issued or issuable under the 2016 Plan and the 2019 Plan, shares of Common Stock issued to certain employees pursuant to restricted stock award agreements under the Outside Plans (the “Restricted Stock Awards”), and shares of Common Stock issuable upon exercise of the 2016 Plan Options, the 2019 Plan Options, and the Option Agreements for which the initial sale upon exercise is also registered on this Registration Statement.

The inclusion of such shares of Common Stock herein does not necessarily represent a present intention to sell all or any such shares Common Stock. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that have been issued or may become issuable under the Plans as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”), which may be used for reofferings and resales of certain shares of Common Stock that have been or will be, as appliable in accordance with General Instruction C of Form S-8, acquired pursuant to an employee benefit plan, where such shares are listed above and may be deemed to be “control securities” or “restricted securities” under the Securities Act. These are shares that were acquired by our officers, directors, and affiliates, or that were acquired by our employees or consultants (the “Selling Stockholders”). The Selling Stockholders are identified in the Reoffer Prospectus to the extent required.

The Reoffer Prospectus is prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3. The Reoffer Prospectus permits reoffers and resales on a continuous or delayed basis of the Reoffer Prospectus Shares. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder, and any other person with whom they are acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each recipient of a grant under the Plans, and as required by Rule 428(b) under the Securities Act. Such documents are not required to be, and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

THE ARENA GROUP HOLDINGS, INC.

7,779,612 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by selling stockholders (the “Selling Stockholders”), or their permitted transferees, of up to 7,779,612 shares of Common Stock, par value $0.01 (“Common Stock”), of The Arena Group Holdings, Inc., a Delaware corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Arena Group,” “we,” “our,” or “us”). This Reoffer Prospectus covers the offer and sale by the Selling Stockholders of 7,779,612 shares of Common Stock that have been or may be acquired in connection with equity awards granted under the 2016 Stock Incentive Plan, as amended (the “2016 Plan”), the 2019 Equity Incentive Plan, as amended (the “2019 Plan”), stock options granted outside of the 2016 Plan and the 2019 Plan (the “Outside Option Plans”), and restricted stock award agreements granted outside of the 2016 Plan and the 2019 Plan (the “Outside RSA Plans”; and, together with the 2016 Plan, the 2019 Plan, the Outside Option Plans, the “Plans”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are our “affiliates” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or are our “non-affiliates” who hold shares of Common Stock, which were issued, or may be issued, pursuant to awards granted under the Plans.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in various types of transactions, including through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus.

The shares of Common Stock covered by this Reoffer Prospectus are “restricted securities” within the meaning of Rule 144 under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the NYSE American (“NYSE American”) under the symbol “AREN.” On June 2, 2022, the closing price of our Common Stock was $11.66 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 2 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2022.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this Reoffer Prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Reoffer Prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Reoffer Prospectus or any applicable prospectus supplement. This Reoffer Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus may constitute forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, and prospects. In addition, any statements in this Reoffer Prospectus or the documents incorporated by reference in this Reoffer Prospectus that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this Reoffer Prospectus, and in any document incorporated by reference in this Reoffer Prospectus may include, for example, statements about:

●	the impact of the novel coronavirus (“COVID-19”) pandemic;

●	our ability to attract new subscribers and to persuade existing subscribers to renew their subscriptions;

●	our ability to attract new advertisers and to persuade existing advertisers to continue to advertise on our digital media platform;

●	our ability to manage our growth effectively, including through strategic acquisitions;

●	our ability to maintain an effective system of internal control over financial reporting;

●	our ability to grow market share in our existing markets or any new markets we may enter;

●	our ability to recruit and retain qualified personnel;

●	our ability to respond to general economic conditions;

●	our ability to attract, develop, and retain capable publisher partners and expert contributors;

●	our ability to achieve and maintain profitability in the future;

●	the success of strategic relationships with third parties; and

●	other factors detailed under the section entitled “Risk Factors.”

We caution you that any forward-looking statements presented in this Reoffer Prospectus, or that we may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, you should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends.

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PROSPECTUS SUMMARY

This summary highlights selected information from this Reoffer Prospectus and may not contain all of the information that is important in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire Reoffer Prospectus, including the information under “Risk Factors,” in this Reoffer Prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Arena Group,” “we,” “our,” “us,” and other similar terms refer to The Arena Group Holdings, Inc. and our subsidiaries.

Overview

We are a data-driven media company that focuses on building deep content verticals powered by a best-in-class digital media platform (the “Platform”) empowering premium publishers who impact, inform, educate, and entertain. Our strategy is to focus on key verticals where audiences are passionate about a topic category (e.g., sports and finance), and where we can leverage the strength of our core brands to grow our audience and increase monetization both within our core brands as well as our media publishers (each, a “Publisher Partner”). Our focus is on leveraging our Platform and iconic brands in targeted verticals to maximize audience reach, improve engagement, and optimize monetization of digital publishing assets for the benefit of our users, our advertiser clients, and our 40 owned and operated properties as well as properties we run on behalf of independent Publisher Partners. We operate the media businesses for Sports Illustrated (“Sports Illustrated”), own and operate TheStreet, Inc. (“TheStreet”), College Spun Media Incorporated (“The Spun”), and Athlon Holdings, Inc. (“Parade”), and power more than 200 independent Publisher Partners, including Biography, History, and the many sports team sites that comprise FanNation, among others. Each Publisher Partner joins the Platform by invitation-only and is drawn from premium media brands and independent publishing businesses with the objective of augmenting our position in key verticals and optimizing the performance of the Publisher Partner. Publisher Partners incur the costs in content creation on their respective channels and receive a share of the revenue associated with their content. Because of the state-of-the-art technology and large scale of the Platform and our expertise in search engine optimization (SEO), social media, subscription marketing and ad monetization, Publisher Partners continually benefit from our ongoing technological advances and bespoke audience development expertise. Additionally, we believe the lead brand within each vertical creates a halo benefit for all Publisher Partners in the vertical while each of them adds to the breadth and quality of content. While they benefit from these critical performance improvements they also may save substantially in costs of technology, infrastructure, advertising sales, and member marketing and management.

About this Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 7,779,612 shares of Common Stock that have been or will be issued to each Selling Stockholder pursuant to an award agreement between the Selling Stockholder and us, granted under the Plans. The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this Reoffer Prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Corporate Information

The mailing address of our principal executive office is 200 Vesey Street, 24th Floor, New York, New York, 10281, and our telephone number is (212) 321-5002. Our website address is www.thearenagroup.net. Information on or accessed through our website is not incorporated into this Reoffer Prospectus and is not a part of this Reoffer Prospectus.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of Common Stock offered hereby, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the resale of the shares of Common Stock by the Selling Stockholders will go to the Selling Stockholders and we will not receive any proceeds from such resale.

SELLING STOCKHOLDERS

The table below sets forth, as of May 27, 2022 (the “Determination Date”), (i) the name of each Selling Stockholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares of Common Stock offered hereunder. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o The Arena Group Holdings, Inc., 200 Vesey Street, 24th Floor, New York, New York 10281.

	Common Stock Beneficially Owned Prior to the Offering		Common Stock Being Offered	Common Stock Beneficially Owned After the Offering
Selling Stockholders	Shares (1)	Percentage(1)	Shares	Shares (1)(2)	Percentage (1)(2)
H. Hunt Allred (3)	85,337	**	10,941	78,446	**
Laura Lee (4)	6,891	**	10,941	-	-
Christopher Petzel (5)	4,121	**	6,821	-	-
Ross Levinsohn (6)	447,474	2.47%	804,169	91,816	**
Andrew Kraft (7)	208,342	1.16%	291,494	-	-
Avi Zimak (8)	169,794	**	279,936	-	-
Todd Sims (9)	55,498	**	44,526	15,022	**
Paul Edmondson (10)	335,244	1.85%	446,113	-	-
H. Robertson Barrett (11)	93,481	**	194,546	-	-
Douglas B. Smith (12)	199,693	1.11%	282,845	-	-
Jill Marchisotto (13)	66,392	**	123,238	-	-
Daniel Shribman (14)	4,568	**	7,268	-	-
Carlo Zola (15)	7,338	**	11,388	-	-
Named Selling Stockholders (16)	3,675,974	17.47%	5,254,313	331,023	1.86%
Other Selling Stockholders (17)	3,748	**	11,073	-	-
Total Selling Stockholders	5,363,895	26.83%	7,779,612	516,307	2.90%

**	Represents less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage of beneficial ownership is based on 17,808,434 shares of Common Stock issued and outstanding as of the Determination Date.

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(2)	Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.
(3)	Mr. Allred serves as one of our directors. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 81,287 shares of our Common Stock of which 64,650 shares are beneficially held by RedCap Investments, LP; and (ii) 4,050 shares of our Common Stock issuable under restricted stock units. Mr. Allred maintains an account in which his broker trades on margin. It is possible that shares of our Common Stock held in that account is used as collateral. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon vesting of restricted stock units and restricted stock awards.
(4)	Ms. Lee serves as one of our directors. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 2,841 shares of our Common Stock; and (ii) 4,050 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon vesting of restricted stock units and restricted stock awards.
(5)	Mr. Petzel serves as one of our directors. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 1,421 shares of our Common Stock; and (ii) 2,700 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon vesting of restricted stock units and restricted stock awards.
(6)	Mr. Levinsohn serves as our Chief Executive Officer and Chairman of the Board of Directors. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 152,455 shares of our Common Stock; (ii) 267,470 shares issuable upon the exercise of vested options granted under the 2019 Plan; and (iii) 27,549 shares issuable upon conversion of 200 shares of Series H Convertible Preferred Stock. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2019 Plan and upon vesting of restricted stock units.
(7)	Mr. Kraft serves as our Chief Operating Officer. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 63,640 shares of our Common Stock issuable upon the exercise of vested Outside Plan Options; (ii) 58,202 shares of our Common Stock issuable under restricted stock units; and (iii) 86,500 shares issuable upon the exercise of vested options granted under the 2019 Plan. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon exercise of options granted under the 2019 Plan, exercise of Outside Plan Options, and vesting of restricted stock units.
(8)	Mr. Zimak serves as our Chief Revenue and Strategy Officer. Shares of our Common Stock beneficially owned prior to this offering consist of (i) 111,592 shares of our Common Stock issuable upon the exercise of vested options granted under the 2019 Plan; and (ii) 69,566 shares of our Common Stock issuable under restricted stock units, of which 11,364 shares underlying vested restricted stock units will not be issued until the earlier of (a) the 5th anniversary of the grant date and (b) the date of any change in control of us (the “Other RSUs”). The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2019 Plan, upon vesting of restricted stock units, and the issuance of shares representing the Other RSUs.
(9)	Mr. Sims serves as one of our directors. Shares of our Common Stock beneficially owned prior to this offering consist of: (i) 40,456 shares of our common stock; (ii) 10,992 shares issuable upon the exercise of vested options granted under the 2019 Plan; and (iii) 4,050 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2019 Plan, vesting of restricted stock units, and restricted stock awards.
(10)	Mr. Edmondson serves as our President, Platform. Shares of our Common Stock beneficially owned consist of: (i) 4,546 shares of our Common Stock issuable upon the exercise of vested options granted under the 2016 Plan; (ii) 77,602 shares of our Common Stock issuable under restricted stock units; and (iii) 253,096 shares issuable upon the exercise of vested options granted under the 2019 Plan. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2016 Plan, the exercise of options granted under the 2019 Plan, and the vesting of restricted stock units.
(11)	Mr. Barrett serves as our President, Media. Shares of our Common Stock beneficially owned consist of (i) 29,090 shares of our Common Stock issuable upon the exercise of vested options granted under the 2019 Plan; and (ii) 64,391 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2019 Plan and the vesting of restricted stock units.
(12)	Mr. Smith serves as our Chief Financial Officer. Shares of our Common Stock beneficially owned consist of: (i) 68,183 shares of our Common Stock issuable upon the exercise of vested Outside Plan Options; (ii) 58,202 shares of our Common Stock issuable under restricted stock units; and (iii) 73,308 shares issuable upon the exercise of vested options granted under the 2019 Plan. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2019 Plan, exercise of the Outside Plan Options, and vesting of restricted stock units.
(13)	Ms. Marchisotto serves as our Chief Marketing Officer. Shares of our Common Stock beneficially owned consist of (i) 27,591 shares of our Common Stock issuable upon the exercise of vested options granted under the 2019 Plan; and (ii) 38,801 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon the exercise of options granted under the 2019 Plan and vesting of restricted stock units.
(14)	Mr. Shribman serves as one of our directors. Shares of our common stock beneficially owned consist of: (i) 1,868 shares of our common stock; and (ii) 2,700 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon vesting of restricted stock units and restricted stock awards.
(15)	Mr. Zola serves as one of our directors. Shares of our Common Stock beneficially owned consist of: (i) 3,288 shares of our Common Stock; and (ii) 4,050 shares of our Common Stock issuable under restricted stock units. The shares of Common Stock registered for resale hereunder represent shares issued or issuable upon vesting of restricted stock units and restricted stock awards.

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(16)	Includes the following 466 named non-affiliate persons, each of whom beneficially owns at least 1,000 shares: Chad Adams, Andrew Aguilera, Pradheap Alagarsamy, Eric Aledort, James Allocca, Chris Almeida, Tracey G Altman, Alisha K Alvarez, Wade E Anderson, Laura C Angle, Shana A Apprendi, Stephanie Apstein, Alek C Arend, Lorenzo Arguello, Timothy Arsenault, Erica Ashton, Matthew Audilet, Martin Baccardax, Emma Baccellieri, Won Jun Bae, Ryan J Bagdikian, David Bailey (former director), Kevin L Baker, Shashika Baldwin-McLean, Corrine Barcia, Dmitriy Baronov, Eric M Bassman, Taylor G Bayliss, Benjamin R Beachler, Jr Michael Louis Beaird, Mark Bechtel, Howard Beck, Marc Beck, Thomas N Bemis, Yossi Benchetrit, Colette Bennett, Brian Benson, Jermine Benton, Janine Berey, Greg Bishop, Daniel Bloom, Michaela Boccia, Veronika Bondarenko, Nino Bosaz, Albert Breer, Scott Brody, Samuel Bromer, David Brooks, Lovell Bruce, Keva Buckingham, Suzanne Bursiek, Allyson Byers, Hojun Byun, Jim Call, Lynn Calomeni, Todd E Campbell, Anthony G Canavaciol, Stephen Cannella, Jerry Cappa, Tatiana Cardasis, Karissa K Cardenas, Marlon J Cardoza, Kurt Carstensen, Marie G Casseus, Kathleen Casteel, Luke Castille, Linas Cernauskas, Aroonsri Chaiyachatti, William K Chapman, Shivang Chaurushia, Daniel Chavkin, Catherine Chen, Theresa Chen, Amy Chernoff, Jean Chery, Bradley Choate, Margaret-Ellen Christensen, Spiridon Christoforatos, Jennifer P Cinquino, James Coen, Michael Cohen, Tedd A Cohen, Madeline Coleman, Steven Cook, Adam J Cooper, Elizabeth P Cooper, Amanda Craig, Kevin Craig, Avi Creditor, Ida Crosslin, Joseph Clint Daniel, Robert Daniels, Haley Davis, Mary Jean Day, Lachoue De La Mettrie Julien M De, Lima Matthew De, Paul Deeds, Max Deirmenjian, Valle Miguel A Del, Elizabeth Delaney, Ross Dellenger, Tessa A DeMeyer, John Deming, Daniel DePaolo, Kristen E Despotakis, Joseph Michael Devon, John Dill, Dominic G Diongson, Nikki Doctor, Dillon Dodson, Heather Donahoe, Megan Donovan, Robert Doster, Jillian Dow, Kevin Driscoll, Stephen Driscoll, Adam Duerson, Ophelia Dunbar, Gregory Duncan, Megan Dunleavy, Drew Dzwonkowski, Robin Edmondson (spouse of officer), Matthew Ehalt, Shawn A. Elias, Craig Ellenport, Eva Elliott, Mark J Ellis, Josh Elman, Stefani Paige Elrod, lll William Enright, Brian Esparza, Mary Etheridge, Michael Fabiano, Daniel Falkenheim, Jeremy R Fass, Heather Faust, Julie Fenster, John Fichthorn (former director), Ari Fima, Rachael G Fink, Mary FitzGibbons, Tyler S Fleischer, Emma Fleming, Joanna Fonte, Patrick C Forde, Ping T. Foster, Claire R Fox, Meghann Foye, Clara Frampton, Jacqueline Frank, James R. Freiman, Laura R Gabay, Jr John Garcia, Rosa Garcia, Daniel Gartland, Andrew Gastelum, Therese M. Gatto, Elina Gavrielova, Molly Geary, Leonard J Gerardi, Caleb Giddings, Kendall J Gilbert, Elisabeth M Gill, Gerald P. Ginexi, Grant Gittlin, Joanna Giunta, Stephen Goggi, Mitchell Goldich, Eddy G Gomez, John Gonzalez, Juan Gonzalez, Luke Goodman, Robert Goree, Christopher Gorrie, Matthew Gothard, Andrew Gould, Gary Gramling, Barbara Gregory, Michael Gregory, Chris Griffiths, Marylou Grimaldi, Alex Grinshpoon, Stephanie Guthrie, Jared Hager, William Haire, Kristi Halford, Alex Hampl, Jarrel Harris, Mary J Hawkins, Brian Hebert, Christopher Heck, James Charles Heckman III (child of former officer), James Heckman, Brittany Helm, Oksana Hera, Jason Herdigein, Sarah Hermus, Catherine E Herrell, Chris Herring, Matthew J Hladik, Andrew J Holleran, Jeana Hollis, Megan Hong, James L Hopper, Reginald Hudson, Ryan Hunt, Christopher Hunter, Kate Hyland, Julie Iannuzzi, Wilton C Jackson, Josh Jacobs (former director), Adam L Javorsky, Angelica Jennings, Richard Johnson, Jason C Jordan, Lauren Justice, Monique Kakar, Kekin Kakka, Bruce Kamich, Natalia Kaspshik, Douglas Kass, Matthew J Kass, Stefanie Kaufman, Tomonaru Kazahaya, Scott Kilmer, Angela C Kim, Julie Kliegman, Daniel Kline, Charles Jacob Koenig, Robert Kondracki, Zachary A Koons, Nicole Kopperud, John Kosner, Neil A Kraetsch, Jayden Kraft (child of officer), Andrew Kristy, Jacob S Krol, Anne Krueger, Marcus Krum, Brian Ku, Daniel Kuhn, Deeptaanshu Kumar, Lauren Laitman, Kathleen Lalli, Connor J Lamb, Amy Larkin, Daniel Larkin, Steven Lassan, William E Laws, Danny Lee, Bradford A Lees, Mark Leinwohl, Robert Lenihan, Kevin J. Levick, Deborah Levy, Suxi Li, Adrienne Lim, Andrew Lindquist, Jamie Lisanti, Mark D Lock, Matthew J Lombardi, Dakota London, Michael Loomis, Rose Lorre, Marguerite Lucarelli, Robin D Lundberg, Josh Lustgarten, Kieran Lynch, Daniel Lyons, Jonathan Tzvi Machlin, Stephen Madden, Ryan Maffai, Donald Malone, Christopher Mannix, Jonathan Marin, Jennifer M Marino, Matthew Martell, Tim Martin, Erin McAllester, Erin McCargar, Melissa McCarthy, Andrew McCarty, Michael McCracken, Michael W McDaniel, Riley G McDermid, Catharine McHugh, Richard McVey II, Saida E Medina, David Meehan, Cristina Meeke, Christian Mejia, Megan Melle, Ryan K Melnyk, Sean Merry, Wendy Mertl, David Michaelson, Mara Milam, Andrew Miller, Renee Miller, Peter Mills, Alexa P Milone, Lawrence Mondi, Alison Monroe, John P Morris, Nicole Morrison, Ashley Moss, Janet Mowat, Indraneel Mukherjee, Rohan Nadkarni, Vipul Naik, Andrea Navarro, Devra Nelson, Jonathan Nelson, Kristen Nelson, Phuong Van Nguyen, Abigail Nicolas, Dianne D O’Brien, Helen O’Donovan, Brian O’Kelley, John Oldakowski II, Luc M Olinga-Bekolo, Kirk Nelson O’Neil, Conor Orr, Charles A Owusu, Karen Pabst, Samuel Page, George Papadopoulos, Mark Pattison, Sam Payne, Daniela Perez, Justin T Perry, Sherry Phillips, Jennifer Piacenti, Benjamin L Pickman, Michael Pina, Julian Pinto, Jackson Place, John Pluym, Alicia Poling, Neil Pond, Alex Prewitt, Camryn Privette, Stephanie Quick, Erin Quist, Matthew Rahemba, Yonathan Randolph, Roxann Raphael, Erick Rasco, Amanda Reyes, Christopher Rhodes, Alonso Rodarte, Jeremy M Rodi, Laura Rodini, Lisa Rodriguez, Carrie Roeder, Jordan Rohan, Nayisha Roland, William Rose, Michael Rosenberg, Joshua M Rosenblat, Katherine E Ross, Mark Ross, Christopher Rosvoglou, Shelby Royston, Nathan Rush, Scott B. Rutt, Solana Salado, Joseph A Salvador, Jeremy Salvucci, Matthew Sanchez, Caroline Sansone, Sigfredo Santana, Nicole Schembeck, Greg Schirripa, Joy R Schoenfield, Shawn Schrager, Gary Schuman, Jason Schwartz, Jelani Scott, Robert Scott, Nicholas Seifert, Nicholas R Selbe, Rinku Sen (former director), David Seperson, Sarah LK Shannon, Michael H Shapiro, Kevin Shay, Melissa Sin, Gagandeep Singh, Stephen Skalocky, TyJuan L Skinner, Rory Slifkin, Adam Smith, Michelle L Smith, Partha Solapurkar, Matthew Solorio, Alan Springer, Kevin Stagg, Anne Stanley, Laura Starita, Alicia E Stein, Sommer Elyse Stephens, Sara M Stern, Donald E Stone, Brian Straus, Joseph Street, Glen T Stricker, Sarah Stringfellow, Kelsey Stuke, Alec Surmani, Joshua Swanagon, Kevin Sweeney, Elizabeth G Swinton, Frank A Taddeo, Bill Tai, Matthew Taliaferro, Satoshi Tanimoto, David Tarquino, Marie Tassini-Ceccatti, Michael Tedder, Michael Terrell, Anuj Thapa, Loren Torres, James Traina, Benjamin Trott, Kelsey Kathryn Tschoepe, James P Tully III, Matthew Tyrmand, Alexander Tzavalas, Aarti Varma, John Vasile, Elizabeth Vassallo, Douglas Vazquez, Domenic Venneri, Thomas Verducci, Lauren Via, Marko Vukosavovic, Han-Ting Wang, Matthew Waters, David Weiner, Benjamin Weinrib, Andrew Weissman, Matt Wells, Lewis J Wertheim, Kristin Westol, Madison Williams, Peter Willson, Lisa Winter, Scott G Wolke, Matthew Wong, Jeremy Woo, Bryce Wood, Kyle F Wood, Jaime Woods, Shemar Woods, Joseph Wright, Nicholas Wright, Henry B Yates, Ahren Young, Monica Yuki, Margot Zamet, Gino Zarrillo, Isaias I Zeferino, Edward Zhang, Xiaoxuan Zhang.
(17)	Includes 26 unnamed non-affiliate persons, each of whom beneficially owns less than 1,000 shares. Each of these persons beneficially owns less than 1% of our Common Stock.

4

The Selling Stockholders identified above may have sold, transferred, or otherwise disposed of some or all of their shares since the date as of which the information in the above table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock.

Other Material Relationships with the Selling Stockholders

The Selling Stockholders represent current or former directors, officers, employees, and consultants. In connection with their current or former roles, we have entered into a variety of agreements with such individuals. We have indicated such material relationships with certain of the Selling Stockholders in the footnotes to the Selling Stockholders table above. For additional information regarding our compensation policies, please see our Definitive Proxy Statement, filed on May 2, 2022 with the SEC.

Indemnification Agreements with Directors and Officers

We previously entered into a director agreement with Todd Sims. The director agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits, or proceedings arising from his service to or on our behalf, as a director to the maximum extent permitted by applicable law. We have not entered into any other indemnification agreements with any other officer or director.

Our Amended and Restated Certificate of Incorporation, as amended, and as may be further amended and restated from time to time (our “Certificate of Incorporation”), provides that to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), a director cannot be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty. DGCL provides that such a provision may not limit the liability of directors: (i) for any breach of their duty of loyalty to us or to our stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Further, our Second Amended and Restated Bylaws (“Bylaws”) provide that we will indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of our, or is or was a director or officer of ours serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests; except that no indemnification will be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Subject to the requirements in our Bylaws and the DGCL, we are not obligated to indemnify any person in connection with any action, suit, or proceeding:

●	for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote, or otherwise, except with respect to any excess beyond the amount paid;

●	for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provision of federal, state, or local statutory law, or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

●	for any reimbursement by such person or any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of our securities, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement pursuant to Section 304 of Sarbanes-Oxley Act (“Sarbanes”), or the payment to us of profits arising from the purchase and sale by such person or securities in violation of Section 306 of Sarbanes, if such is held liable therefor (including pursuant to any settlement arrangements));

●	initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against us or our directors, officers, employees, agents, or other indemnitees, unless (i) our Board authorized the proceeding or the relevant part of the proceeding) prior to its initiation, (ii) we provide indemnification, in our sole discretion, pursuant to the powers vested in us under appliable law, (iii) otherwise required to be made pursuant to our Bylaws, or (iv) otherwise required by applicable law; or

●	if prohibited by applicable law; provided, however, that if any provision or provisions of our Bylaws be held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of our Bylaws (including, without limitation, each portion of any paragraph or clause containing any such provisions held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of our Bylaws (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

Our Bylaws also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit, or proceeding in advance of the final disposition of such matter upon receipt of a written request to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our Bylaws or otherwise. We believe that the limitation of liability provision in our Bylaws facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

5

PLAN OF DISTRIBUTION

For information about this offering and the securities to be registered, please see the above sections entitled “About this Offering” and “Selling Stockholders” in this Reoffer Prospectus, which describe certain transactions. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. The Selling Stockholders may sell the Common Stock through one or more underwriters, agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders or purchasers of the Common Stock or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of the Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

In connection with their sales, a Selling Stockholder, and any participating broker-dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act. Any commissions or other fees payable to broker-dealers in connection with any sale of the Common Stock will be borne by the Selling Stockholders or other party selling such shares of Common Stock. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Common Stock. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the shares of Common Stock by the Selling Stockholders.

The shares of Common Stock may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the shares of Common Stock may be listed or quoted at the time of sale, including the NYSE American;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Common Stock by other means not described in this Reoffer Prospectus. In addition to any Common Stock sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144. Sales of the Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including without limitation, the Securities Act, and more specifically, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Common Stock against certain liabilities in connection with the offering of the Common Stock arising under the Securities Act.

Once sold under the registration statement on Form S-8, of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

6

INFORMATION INCORPORATED BY REFERENCE

We hereby incorporate by reference in this Reoffer Prospectus the following:

●	the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by us with the SEC on April 1, 2022 (the “Annual Report”);

●	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed by us with the SEC on May 4, 2022;

●	the Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on May 2, 2022;

●	the Current Reports on Form 8-K (other than information furnished rather than filed), filed by us with the SEC on January 10, 2022, January 26, 2022, January 28, 2022, February 9, 2022, February 11, 2022, February 15, 2022, March 11, 2022, March 24, 2022, April 6, 2022, May 3, 2022, and June 3, 2022; and

●	the description of our securities contained in Exhibit 4.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by us with the SEC on April 1, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such Items) prior to the filing of a post-effective amendment to the registration statement to which this Reoffer Prospectus relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Notwithstanding the foregoing, no information is incorporated by reference in this Reoffer Prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Reoffer Prospectus.

LEGAL MATTERS

Baker & Hostetler LLP, Los Angeles, California has passed upon the validity of the shares of Common Stock offered hereby and certain other legal matters related to this Reoffer Prospectus.

EXPERTS

The consolidated financial statements of The Arena Group Holdings, Inc. and its subsidiaries as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Marcum LLP, an independent registered public accounting firm, which is incorporated by reference herein, given on said firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents. The SEC maintains an internet website that contains such reports, proxies, and other information about issuers, including us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also make these documents available on the Investor Relations portion of our website at www.thearenagroup.net. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 200 Vesey Street, 24th Floor, New York, New York 10281, and we can be reached by telephone at (212) 321-5002.

7

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference in this Registration Statement the following:

●	the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by us with the SEC on April 1, 2022 (the “Annual Report”);

●	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed by us with the SEC on May 4, 2022;

●	the Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on May 2, 2022;

●	the Current Reports on Form 8-K (other than information furnished rather than filed), filed by us with the SEC on January 10, 2022, January 26, 2022, January 28, 2022, February 9, 2022, February 11, 2022, February 15, 2022, March 11, 2022, March 24, 2022, April 6, 2022, May 3, 2022, and June 3, 2022; and

●	the description of the Company’s securities contained in Exhibit 4.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by us with the SEC on April 1, 2022, including any amendment or report filed to update such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation, as may be further amended and restated and in effect from time to time, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of our Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

II-1

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our Bylaws provide that, to the fullest extent permitted by the DGCL, we will indemnify any person who is or was a party or threatened to be made a party to any proceedings by the reason of the fact that such person is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against the expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceedings. Our Bylaws also provide that we will indemnify, to the fullest extent permitted by the DGCL, we will indemnify any person who was or is a party or is threatened to be made a party to any proceedings by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against the expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceedings.

In addition, we have entered into agreements with one of our directors under which, among other things, we have agreed to indemnify such director against expenses and damages in connection with claims to the fullest extent permitted by our Certificate of Incorporation, our Bylaws, and the DGCL. At present, there is no pending litigation or proceeding involving such director as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Reoffer Prospectus Shares being offered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering for offers and sales to grantees pursuant to certain written compensatory benefit plans and contracts relating to compensation as provided thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon shares issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

II-2

Item 8. Exhibits.

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed on October 13, 2021.

3.2	Certificate of Amendment as filed with the Delaware Secretary of State on January 20, 2022, which was filed Exhibit 3.1 to our Current Report on Form 8-K filed January 26, 2022.

3.3	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 26, 2022, which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed January 26, 2022.

3.4	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 3, 2022, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed February 9, 2022.

3.5	Second Amended and Restated Bylaws, which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed on October 13, 2021.

4.1	2022 Equity Incentive Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 3, 2022.

4.2	2019 Equity Incentive Plan, which was filed as Exhibit 10.142 to our Annual Report on Form 10-K on April 9, 2021.

4.3	First Amendment to the 2019 Equity Incentive Plan, dated March 16, 2020, which was filed as Exhibit 10.141 to our Annual Report on Form 10-K on April 9, 2021.

4.4	Second Amendment to the 2019 Equity Incentive Plan, dated February 18, 2021, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on February 24, 2021.

4.5	2016 Stock Incentive Plan, which was filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

4.6	First Amendment to the 2016 Stock Incentive Plan, which was filed as Exhibit 10.80 to our Annual Report on Form 10-K filed on August 16, 2021.

4.7	Second Amendment to the 2016 Stock Incentive Plan, which was filed as Exhibit 10.81 to our Annual Report on Form 10-K filed on August 16, 2021.

4.8*	Form of Restricted Stock Award Agreement (granted outside of the 2016 Plan and 2019 Plan).

4.9*	Form of Restricted Stock Award Agreement (granted outside of the 2016 Plan and 2019 Plan and in connection with a prior merger).

4.10*	Form of Outside Stock Option Award Agreement.

4.11	Amended and Restated Rights Agreement, dated as of May 2, 2022, between The Arena Group Holdings, Inc., formerly theMaven, Inc., and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit B, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 3, 2022.

5.1*	Opinion of Baker & Hostetler LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of Marcum LLP, independent registered public accounting firm for the Company.

23.2*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

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Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 3rd day of June, 2022.

THE ARENA GROUP HOLDINGS, INC.

By:	/s/ Ross Levinsohn
Name:	Ross Levinsohn
Title:	Chief Executive Officer and Chairman of the Board

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ross Levinsohn and Douglas B. Smith, each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of The Arena Group Holdings, Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Ross Levinsohn	Chief Executive Officer and Chairman of the Board	June 1, 2022
Ross Levinsohn	(Principal Executive Officer)

/s/ Douglas B. Smith	Chief Financial Officer	June 1, 2022
Douglas B. Smith	(Principal Financial Officer)

/s/ Spiros Christoforatos	Chief Accounting Officer	June 1, 2022
Spiros Christoforatos	(Principal Accounting Officer)

/s/ H. Hunt Allred	Director	June 2, 2022
H. Hunt Allred

/s/ Carlo Zola	Director	June 2, 2022
Carlo Zola

/s/ Christopher Petzel	Director	June 2, 2022
Christopher Petzel

/s/ Laura Lee	Director	June 2, 2022
Laura Lee

/s/ Daniel Shribman	Director	June 2, 2022
Daniel Shribman

/s/ Todd D. Sims	Director	June 2, 2022
Todd D. Sims

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